Exhibit 10.1

JOINDER TO LETTER AGREEMENT

This Joinder to Letter Agreement (the “Agreement”) is entered into on May 30, 2022.

By executing this Agreement, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to that certain Letter Agreement, dated October 28, 2021 (as may be amended or restated from time to time, the “Letter Agreement”), by and among (i) SDCL EDGE Acquisition Corporation (the “Company”), (ii) SDCL EDGE Sponsor LLC, (iii) SDCL EDGE Sponsor Participation LLP, (iv) Sustainable Investors Fund, LP, (v) Seaside Holdings (Nominee) Limited, (vi) Jonathan Maxwell, (vii) Michael Feldman, (viii) Michael Naylor, (ix) Steven J. Gilbert, (x) William Kriegel, (xi) Lolita Jackson, (xii) Ned Davis, and (xiii) Ana Maria Machado Fernandes, and shall be bound by, and entitled to the rights provided under, the terms and provisions of such sections of the Letter Agreement as an Insider (as applicable and as defined therein).

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature page follows]

/s/ Karl E. Olsoni
Name:	Karl E. Olsoni

ACKNOWLEDGED AND AGREED:

SDCL EDGE ACQUISITION CORPORATION

By:	/s/ Ned Davis
Name:	Ned Davis
Title:	Chief Financial Officer

[Signature page to Joinder to Letter Agreement]